EXHIBIT 99.1

Encore Bancshares, Inc. Announces Completion of Sale of Florida Operations

HOUSTON, Jan. 3, 2011 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) announced that on December 31, 2010 its subsidiary, Encore Bank, N.A., has completed the sale of approximately $182.8 million of deposits associated with four remaining private client offices in Florida to Ovation Holdings, Inc. ("Ovation"). Earlier on December 31, 2010, Ovation completed its acquisition of National Bank of Southwest Florida ("NBSWF") and NBSWF completed its purchase and assumption of certain assets and deposits of Encore Bank's Florida operations including the purchase of approximately $61.7 million of loans and premises and equipment.

"We truly believe this creates a win-win for all parties involved," said James S. D'Agostino, Jr., Encore Bancshares' Chairman. "Encore Bank will be able to fully focus on building its franchise in Houston and supporting our local, leading economy. We believe Houston is one of the most attractive markets in the U.S. - we are headquartered here and our decision makers are here. In turn, we leave the Florida operations intact for NBSWF to continue providing excellent service to the valued customers and an outstanding work environment for the employees."

The acquired deposits represent approximately 14.9% of our total deposits at December 31, 2010.

About Encore Bancshares

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A. and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area. With $1.5 billion in assets, Encore builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

Safe Harbor Statement

This press release may include certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2009 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

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CONTACT:  Encore Bancshares, Inc.
          Rhonda Carroll, Corporate Secretary
          713.787.3118